SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of the Report: April 15, 2004
                        (Date of earliest event reported)

                      ROSEDALE DECORATIVE PRODUCTS LIMITED
             (exact name of registrant as specified in its charter)


                               731 Millway Avenue
                        Concord, Ontario, Canada, L4K 3S8
          (Address of Principal executive offices, including zip code)

                                 (905) 669-8909
              (Registrant's telephone number, including area code)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) (i) On April 1, 2004, Schwartz Levitsky Feldman LLP ("SLF"), verbally notified the Registrant of its planned resignation as Registrant's independent auditors. On April 15, 2004 SLF sent a letter to Registrant stating that it was resigning effective immediately as Registrant's independent auditors.

          (ii) SLF did not render an audit opinion with respect to the fiscal year ended December 31, 2003. The audit report of SLF for the fiscal year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

          (iii) SLF's resignation was not requested by Registrant or Registrant's Board of Directors or Audit Committee.

          (iv) As set forth in paragraph (A) below, since January 1, 2003, there have been two issues between Registrant's management and SLF relating to (i) Registrant's accounting for revenue and accounts receivable, and (ii) the amount of Registrant's accounts payable at December 31, 2003. Registrant is willing to accept SLF's conclusion with respect to the accounting treatment of the issue described in paragraph (A)(1) below if Registrant's new independent auditors concur with SLF's conclusion on such issue. SLF also advised Registrant's Audit Committee in writing on March 29, 2004 of the issue relating to the accounting for revenue and accounts receivable.

     (A)  Registrant's two issues with SLF are set forth below:

     (1) On March 26, 2004, SLF advised Registrant's Audit Committee by means of a teleconference call that there was an issue relating to Registrant's accounting for sales and accounts receivable of Ontario Paint & Wallpaper Limited, a subsidiary of Rosedale Decorative Products Limited. In the fourth quarter of the fiscal year 2003, Registrant recorded revenue to the end customer that SLF felt was recorded in the wrong fiscal period.

     After examination by the Audit Committee of the issue raised by SLF, it was agreed by Registrant's Management and the members of the Audit Committee, as well as SLF, that the accounting of the accounts receivable in question was to be rectified to properly reflect the transactions in question in the proper period. SLF formally advised the Audit Committee of this issue on March 29, 2004.

(2) Subsequently, a second issue was brought to the attention of SLF relating to the Registrant's failure to properly account for accounts payable.

B) On April 15, 2004 SLF issued a letter to Registrant in which it stated that its resignation as Registrant's independent auditors was based upon SLF's loss of trust in management and identified the above issues as the basis for its resignation. SLF stated that each issue in question constituted a possible "illegal act," as such term is defined in Section 10A of the Securities Exchange Act of 1934, as amended, and that it was the responsibility of Registrant's new independent auditor to determine whether, in fact, any possible illegal act or acts have occurred.

C) On April 16, 2004, Registrant retained SF Partnership, LLP ("SF Partnership") as its new independent auditors. Registrant has authorized SLF to respond fully to the inquiries of SF Partnership with respect to the matters described above. Prior to engaging SF Partnership, Registrant consulted with SF Partnership on the issues raised by SLF. SF Partnership has verbally advised Management that based upon its review of the facts to date, and subject to its completion of the audit of Registrant's financial statements for the fiscal year ended December 31, 2003, it does not believe that any illegal acts were conducted by Registrant or its Management.

D) SLF has furnished to the Registrant a letter addressed to the Securities and Exchange Commission stating that it agrees with, except with respect to certain sections which SLF has stated that it is not in a position to agree or disagree, the information contained in this report on Form 8-K, a copy of which is attached as Exhibit A .

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     (16) Letter from Schwartz Levitsky Feldman LLP, dated April 21, 2004, pursuant to Item 304(a)(3) of Regulation S-B.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

                                      ROSEDALE DECORATIVE PRODUCTS LIMITED


Date:  April 21, 2004                 By    /s/ Sidney Ackerman
                                            -------------------
                                      Name:  Sidney Ackerman
                                      Title: President


                                  EXHIBIT INDEX

     Exhibits

     16.1 Letter from Schwartz Levitsky Feldman LLP, dated April 21, 2004, 2001, pursuant to Item 304(a)(3) of Regulation S-B.